Exhibit 99.1
Euramax Holdings, Inc. Announces Amendment to Revolving Credit Facility

Norcross, Georgia, March 25, 2014 – Euramax Holdings, Inc., a leading international producer of metal and vinyl products sold to the residential repair and remodel, commercial construction and recreational vehicle markets primarily in North America and Europe, today announced that it amended its $70 million Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement (the "ABL Credit Facility") with Regions Bank (as Collateral and Administrative Agent) and Regions Business Capital (as Sole Lead Arranger and Bookrunner) on Friday, March 21st. Subject to the company meeting certain financial ratios, minimum EBITDA levels, and other conditions, the amendment is expected to improve liquidity and to provide greater borrowing capacity of up to $15 million, which can be accessed via multiple seasonal overadvance facilities.

“We anticipate that this amendment will provide the company with the flexibility to manage its balance sheet in a more strategic manner given the seasonal nature of its revenues, while also facilitating capabilities needed to optimize business opportunities as a result of its improved capital structure,” said Hugh Sawyer, President.

Mary Cullin, Senior Vice President, Chief Financial Officer and Treasurer, commented, "We believe this additional flexibility enables the Company to effectively execute its operational initiatives to grow the business. We are grateful for Regions Bank's confidence in Euramax and look forward to strengthening our long partnership."

Additional details concerning the amendment are summarized in the company's Current Report on Form 8-K, which has been filed with the Securities and Exchange Commission.

About Euramax Holdings, Inc.

Euramax Holdings, Inc. is an international building products company manufacturing aluminum, steel, vinyl and copper products. The company was formed in 1996 to acquire the fabricated products business of Alumax Inc., an integrated aluminum producer that was later acquired by Alcoa.

Core products include specialty coated coils, metal wall and roof systems, metal and vinyl rain carrying systems, soffit and fascia systems, roofing accessories, aluminum and vinyl windows and doors, patio products, aluminum recreational vehicle doors, windows and sidewalls and aluminum bath and shower enclosures. Products are then represented in the market by multiple brands such as Amerimax Exterior Home Products, Amerimax Fabricated Products, Berger Building Products, Fabral, Copper Craft and Euramax Coated Products.

The strength of the business model is the supply of fabricated components to original equipment manufacturers, distributors, contractors and home centers. Euramax has grown both organically and through a number of strategic acquisitions to become one of the largest suppliers of specialty coated aluminum coil, building materials and RV sidewalls in North American and international markets.

Forward Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements related to plans for future business development activities, anticipated costs of revenues, product mix, research and development and selling, general and administrative activities, and liquidity and capital needs and resources. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this press release. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Contact Information
Euramax Holdings, Inc.
Mary S. Cullin (770) 449-7066
Senior Vice President, Chief Financial Officer and Treasurer
Email: mcullin@euramax.com